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                         ADVANCED POWER TECHNOLOGY, INC.

                               3,500,000 SHARES*

                                  COMMON STOCK

                                ($0.01 PAR VALUE)

                             UNDERWRITING AGREEMENT

Stephens Inc.
Needham & Company, Inc.
First Security Van Kasper
  As Representatives of the several
  Underwriters named in Schedule I hereto.
c/o Stephens Inc.
111 Center Street
Little Rock, Arkansas  72201

Gentlemen:

         Advanced Power Technology, Inc., a Delaware corporation (the "Company"), and the entities named in Schedule II hereto (the "Selling Stockholders"), including Advanced Energy Industries, Inc. ("Advanced Energy Industries"), confirm their agreement with the several underwriters (the "Underwriters") for whom you are acting as representatives (the "Representatives") for the Company to issue and sell 2,400,000 shares of the Company's common stock, par value $0.01 per share, to the Underwriters, and for the Selling Stockholders to sell an aggregate of 1,100,000 shares of the Company's common stock to the Underwriters (said shares to be issued and sold by the Company and shares to be sold by the Selling Stockholders collectively being hereinafter called the "Underwritten Shares"). The Company's common stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

         For the sole purpose of covering over-allotments in connection with the sale of the Underwritten Shares, the Company and Advanced Energy Industries shall grant to the Underwriters the option (the "Option") described in Section 2 hereof to purchase all or any part of an additional 525,000 shares of the Company's common stock (the "Option Shares"). The Underwritten Shares and the Option Shares purchased pursuant to this Underwriting Agreement (this "Agreement") are herein called the "Shares" and the proposed offering of the Shares by the Underwriters is hereinafter referred to as the "Public Offering."

         The Company has filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"), and published

-------------------
         *Plus up to 525,000 additional shares of common stock to cover over-allotments.

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rules and regulations adopted by the Commission under the Act (the "Rules"), a registration statement on Form S-1 ("Form S-1") (File No. 333-38418), including a Preliminary Prospectus, relating to the Shares, and such amendments to such registration statement as may have been filed with the Commission to the date of this Agreement. The Company will also file with the Commission one of the following: (A) prior to effectiveness of such registration statement, a further amendment to such registration statement, including the form of final prospectus, and/or (B) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). The Company has furnished to the Representatives copies of such registration statement, each amendment to it filed by the Company with the Commission, and each Preliminary Prospectus filed by the Company with the Commission. The registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A, is called the "Registration Statement." The term "Preliminary Prospectus" means the Preliminary Prospectus dated July 11, 2000 and any Preliminary Prospectus (as referred to in Rule 430 or Rule 430A of the Rules) included at any time after July 11, 2000 as a part of the registration statement, and the term "Prospectus" means the prospectus relating to the Shares that is first filed pursuant to Rule 424(b) after the date hereof.

         Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein on or before the Effective Date or the date of such Preliminary Prospectus or the Prospectus, as the case may be.

         As the Representatives, you have advised the Company and the Selling Stockholders that (a) you are authorized to enter into this Agreement on behalf of the several Underwriters and (b) the Underwriters are willing, acting severally and not jointly, to purchase the amounts of the Underwritten Shares set forth opposite their respective names in Schedule I hereto, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment Option in whole or in part for the accounts of the several Underwriters.

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the Company, the Selling Stockholders and the Underwriters hereby agree as follows:

         1.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         (a) The Company and the Selling Stockholders, other than Advanced Energy Industries, jointly and severally, represent and warrant to, and agree with, each Underwriter as follows:

                  (i) The Company has been duly organized, is in compliance with its Certificate of Incorporation, and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus. Each significant subsidiary (as defined by the Act) of the Company (each a "Subsidiary" and collectively, the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, with full power and


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         authority (corporate and other) to own or lease its properties, and conduct its business. The Company and the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of its business or the ownership or lease of its properties requires such qualifications except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect (as defined below). The Company owns all of the outstanding capital stock of its Subsidiaries free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest.

                  (ii) The outstanding shares of common stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the Shares are duly and validly authorized, and, if not now issued, when issued and paid for as contemplated herein, will be fully paid and non-assessable. As of the Closing Date, there will be no preemptive or other similar rights to subscribe for or to purchase, or any restriction upon the voting or transfer of the Shares pursuant to the Company's Certificate of Incorporation, bylaws, or other governing documents or any agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them may be bound. Neither the filing of the Registration Statement nor the offering of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of any class of the Company's capital stock. The Shares have been approved for listing on The Nasdaq National Market, subject to official notice of issuance.

                  (iii) The Shares conform in all material respects with the statements concerning them in the Prospectus. As of the Closing Date (as defined below) and any Option Closing Date (as defined below), if applicable, the Company will have the authorized capital stock set forth under the caption "Description of Capital Stock" in the Prospectus. No further corporate approval or authority on behalf of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.

                  (iv) Any Preliminary Prospectus, the Prospectus and the Registration Statement comply as to form with the requirements of the Act and the Rules, including Form S-1.

                  (v) Neither the Commission nor any other agency, body, authority, court or arbitrator of competent jurisdiction has, by order or otherwise, prohibited or suspended the use of any Preliminary Prospectus or the Prospectus relating to the proposed offering of the Shares or, to the Company's knowledge, instituted proceedings for that purpose. The Registration Statement, the Prospectus and any Preliminary Prospectus and any amendments or supplements thereto at the time they became or become effective or were filed or are filed with the Commission contained or will contain all statements which are required to be stated therein by, and in all material respects conformed or will conform to the requirements of, the Act and the Rules. Neither the Registration Statement nor any Preliminary Prospectus nor any amendment thereto, and neither the Prospectus nor any supplement thereto, as of its date and while effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company does not make any representations or


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         warranties as to information contained in or omitted from the
         Registration Statement or any Preliminary Prospectus or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, expressly for use in the preparation thereof as hereinafter set forth in Section 15.

                  (vi) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth in the Registration Statement, present fairly the consolidated financial condition and the results of operations of the Company and the Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial information and the selected financial data included in the Prospectus present fairly in accordance with GAAP the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements from which they were derived.

                  (vii) Except as is disclosed in the Prospectus, there is no action or proceeding pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries or any of their respective officers or any of their properties, assets or rights before any court or administrative or governmental agency or other body which reasonably would be expected to (A) result in any material adverse change in the financial condition, or in the earnings, business, affairs, properties, business prospects or results of operations of the Company and its Subsidiaries taken as a whole ("Material Adverse Change" or "Material Adverse Effect," as the case may be), whether or not arising in the ordinary course of business, (B) adversely affect the performance of this Agreement or the consummation of the transactions herein contemplated, except as disclosed in the Prospectus and for which the Company maintains a reserve in an amount which it believes is adequate to cover potential liabilities, or (C) be required to be disclosed in the Registration Statement.

                  (viii) The Company and each of its Subsidiaries are not in violation of any law, ordinance, governmental rule or regulation or court decree to which they may be subject which violation reasonably would be expected to have a Material Adverse Effect.

                  (ix) The Company and its Subsidiaries have valid title to all assets reflected in the consolidated financial statements hereinabove described or as described in the Prospectus as being owned by them, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those securing indebtedness described in such financial statements or as described in the Prospectus or which do not materially affect the present or proposed use of such properties or assets or would not cause a Material Adverse Effect. The Company and its Subsidiaries occupy their leased properties under valid, subsisting and binding leases with only such exceptions as in the aggregate are not material and do not interfere with the conduct of the business of the Company and its Subsidiaries. There


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         exists no default under the provisions of any lease, contract or other obligation to which the Company is a party which may result in a Material Adverse Change.

                  (x) The Company and its Subsidiaries have filed all federal, state and other tax returns and reports which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them to the extent that such taxes have become due and there is no tax deficiency that has been or, to the Company's knowledge, might be asserted against the Company or any of its Subsidiaries that might have a Material Adverse Effect. All material tax liabilities are adequately provided for on the books of the Company and its Subsidiaries.

                  (xi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as they may be amended or supplemented, and except as set forth in the Registration Statement, (A) there has not been any Material Adverse Change nor, to the knowledge of the Company, is any such change threatened, (B) there has not been any transaction entered into by the Company or its Subsidiaries that is material to the earnings, business, affairs, properties, business prospects or operations of the Company and its Subsidiaries taken as a whole, other than transactions in the ordinary course of business and changes and transactions contemplated by the Registration Statement and the Prospectus, as they may be amended or supplemented, (C) other than changes in the amounts outstanding under the Company's and its Subsidiaries' revolving credit facilities, there has not been any material change in the capital stock, long term debt or material liabilities of the Company or its Subsidiaries, and (D) there has not been any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its Subsidiaries. Neither the Company nor any Subsidiary has any contingent obligations or liabilities which are required to be but are not disclosed in the Registration Statement and the Prospectus.

                  (xii) The filing of the Registration Statement and related Prospectus and the execution and delivery of this Agreement have been duly authorized by the Board of Directors of the Company; this Agreement constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity and federal and state securities laws. The Company is not in breach or violation of or default under any indenture, mortgage, deed of trust, lease, contract, note or other agreement or instrument to which it is a party or by which it or any of its properties is bound and which breach, violation or default would reasonably be expected to have a Material Adverse Effect. The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach or violation of any of the material terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease, contract, note or other agreement or instrument to which the Company or any Subsidiary is a party, or of the Company's or any Subsidiary's charter documents or any law, decree, order, rule, writ, injunction or regulation applicable to the Company or any Subsidiary of a court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Company and its Subsidiaries


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         except for such breaches, violations or defaults as would not reasonably be expected to have a Material Adverse Effect.

                  (xiii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and performance of its obligations hereunder (except such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws, and filing the Prospectus under Rule 424(b)) has been obtained or made and is in full force and effect.

                  (xiv) The Company and each Subsidiary hold all material licenses, authorizations, charters, certificates and permits from governmental authorities which are necessary to the conduct of their businesses and neither the Company nor any Subsidiary has received notice of any proceeding relating to the revocation or modification of any of such licenses, authorizations, charters, certificates or permits. The Company and its Subsidiaries own or otherwise possess rights to the patents, patent rights, licenses, inventions, copyrights, trademarks, service marks and trade names presently employed by them in connection with the businesses now operated by them as described in the Prospectus, and neither the Company nor any of its Subsidiaries has infringed or received any notice of infringements of or conflict with asserted rights of others with respect to any of the foregoing, except where such infringement or conflict would not reasonably be expected to result in a Material Adverse Effect.

                  (xv) KPMG LLP, independent auditors, who have certified certain of the financial statements filed with the Commission and included as part of the Registration Statement and Prospectus, are independent public accountants within the meaning of the Act, the Rules and Regulation S-X of the Commission and Rule 101 of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

                  (xvi) There are no agreements, contracts or other documents of a character required to be described in the Registration Statement or the Prospectus or required by Form S-1 to be filed as exhibits to the Registration Statement or incorporated by reference in the Registration Statement which are not described, filed or incorporated as required.

                  (xvii) No labor dispute is pending or, to the knowledge of the Company, threatened by the Company's or any Subsidiary's employees which could result in a Material Adverse Effect. No collective bargaining agreement exists with any of the Company's employees and, to the Company's knowledge, no agreement is imminent.

                  (xviii) Except as contemplated by Section 2 hereof and as disclosed in the Prospectus and permitted by the Rules, the Company has not (itself or through any person) taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to, cause or result in a violation of Section 5 of the Act or Regulation M under the Act or in stabilization or manipulation of the price of the Company's common stock.


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                  (xix)    Without limiting the generality of any of the
         foregoing representations and warranties and except to the extent no Material Adverse Effect would reasonably be expected to occur, (a) none of the operations of the Company or its Subsidiaries is in violation of any material environmental law, regulation or any permit; (b) neither the Company nor any of its Subsidiaries has been notified that it is under investigation or under review by any governmental agency with respect to compliance therewith or with respect to the generation, use, treatment, storage or release of hazardous material; (c) neither the Company nor any of its Subsidiaries have any material liability in connection with the past generation, use, treatment, storage, disposal or release of any hazardous material; (d) there is no hazardous material that may reasonably be expected to pose any material risk to safety, health, or the environment, on, under or about any property owned, leased or operated by the Company or any of its Subsidiaries or, to the knowledge of the Company, any property adjacent to any such property; and (e) there has heretofore been no release of any hazardous material on, under or about such property, or, to the knowledge of the Company, any such adjacent property. None of the present or, to the knowledge of the Company, past property of the Company or any of its Subsidiaries is listed or proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS") or any similar state list of sites requiring remedial action. Neither the Company nor any of its Subsidiaries is subject to any state Environmental Property Transfer Act, or to the extent that any such statute is applicable to any property, the Company and its Subsidiaries have fully complied with their obligations under such statute(s), and neither has any outstanding obligations or liabilities under any state Environmental Property Transfer Act.

                  (xx) The Company and its Subsidiaries maintain insurance of the types and in the amounts customary for their businesses, including, but not limited to, insurance covering liability and real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

                  (xxi) Neither the Company nor any Subsidiary has at any time during the last five years (a) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (b) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                  (xxii) Except for stockholders owning an aggregate of 520 shares of the Company's common stock, each executive officer, director and stockholder of the Company has executed a lock-up agreement, a form of which is attached hereto as Exhibit "A" (the "Lock-Up Agreement").


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         Any certificate signed by any officer of the Company or a Selling
Stockholder, other than Advanced Energy Industries, and delivered to you or counsel for the Underwriters shall be deemed a representation and warranty by the Company and the Selling Stockholders to the Underwriters as to the matters covered thereby.

         (b) Each Selling Stockholder, severally, but not jointly, represents and warrants to, and agrees with, each Underwriter as follows:

                  (i) The Selling Stockholder is the record and beneficial owner of the Shares to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Shares in blank, and, assuming that each underwriter acquires its interest in the Shares it has purchased from the Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code ("UCC")), each Underwriter that has purchased such Shares delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Shares credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired such Shares free and clear of any adverse claim (within the meaning of Section 8-105 of the UCC).

                  (ii) The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in a violation of Section 5 of the Act or Regulation M under the Act or in stabilization or manipulation of the price of the Company's common stock.

                  (iii) Certificates in negotiable form for the Shares to be sold by the Selling Stockholder hereunder have been placed in custody, or delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney duly executed and delivered by the Selling Stockholder, in the form heretofore furnished to you, with the Company, as Custodian (the "Custodian"); and the Shares represented by the certificates so held in custody for the Selling Stockholder are subject to the interests hereunder of the Underwriters.

                  (iv) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters and such other approvals as have been obtained.

                  (v) Neither the sale of the Shares being sold by the Selling Stockholder nor the consummation of any other of the transactions herein contemplated by the Selling Stockholder or the fulfillment of the terms hereof by the Selling Stockholder will result in a breach or violation of, or constitute a default under any law or the terms of any indenture or other agreement or instrument to which the Selling Stockholder is a party or bound, or any judgment, order or decree applicable to the Selling Stockholder of any court, regulatory

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         body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder.

                  (vi) The information in the Registration Statement, the Preliminary Prospectus and the Prospectus under the caption "Principal and Selling Stockholders" that specifically relates to such Selling Stockholder has been furnished to the Company in writing by such Selling Stockholder expressly for use therein and does not, and will not on the date of the execution of this Agreement or on the Closing Date or the Option Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (vii) In the case of Advanced Energy Industries only, it has no reason to believe that the representations and warranties of the Company and the other Selling Stockholder contained in this Section 1(a) are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Prospectus or any supplement thereto which has adversely affected or is reasonably expected to adversely affect the business of the Company or any of its subsidiaries; and the sale of Shares by Advanced Energy Industries pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Prospectus or any supplement thereto.

                  Any certificate signed by a Selling Stockholder and delivered to you or counsel for the Underwriters shall be deemed a representation and warranty by that Selling Stockholder as to matters covered thereby.

         2. PURCHASE, SALE AND DELIVERY OF THE UNDERWRITTEN SHARES. On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company and the Selling Stockholders, severally and not jointly, agree to sell each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at a price of $_____ per share, the number of the Underwritten Shares set forth on Schedule I attached hereto, subject to adjustment in accordance with Section 12 hereof.

         Payment for the Underwritten Shares shall be made by wire transfer of immediately available U.S. Funds to the designated accounts of the Company and each Selling Stockholder, respectively, to the order of the Company and each Selling Stockholder, respectively, against delivery of certificates for the Shares to the Representatives for the accounts of the several Underwriters. Delivery of certificates shall be to the Representatives c/o Stephens Inc. ("Stephens"), 111 Center Street, Little Rock, Arkansas 72201, or at such other address as Stephens may designate in writing. Payment will be made at the offices of Stephens, or at such other place as shall be agreed upon by Stephens, the Company and the Selling Stockholders, at approximately 9:00 a.m., central time, on August __, 2000, such time and date being herein referred to as the "Closing Date." The certificates for the Underwritten Shares will be delivered in such denominations and in such registrations as Stephens reasonably requests in writing and will be

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made available for inspection at such locations as Stephens may reasonably request at least one full business day prior to the Closing Date.

         In addition, on the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, Advanced Energy Industries hereby grants the Option to the several Underwriters to purchase up to 150,000 of the Option Shares and the Company hereby grants the Option to the several Underwriters to purchase the remaining Option Shares at the price per share as set forth in the first paragraph of this Section 2. The Option may be exercised in whole or in part on one occasion upon written notice (or oral notice, subsequently confirmed in writing) given not more than thirty (30) days following the date of this Agreement, by Stephens, on behalf of the Representatives of the several Underwriters, to the Company and Advanced Energy Industries setting forth the number of Option Shares as to which the several Underwriters are exercising the Option and the names and denominations in which the Option Shares are to be registered. If the Option is exercised in part, the number of Option shares to be purchased from Advanced Energy Industries and from the Company, respectively, shall be in the same proportion as the number of Option Shares granted by Advanced Energy Industries and the Company, respectively, bears to the total number of Option Shares. The Closing on the purchase of the Option Shares (the "Option Closing Date"), if any, shall occur no later than three (3) business days following the date upon which notice of exercise of the Option is given to the Company and Advanced Energy Industries, and shall take place at the offices of Stephens, or at such other place as shall be agreed upon by Stephens and the Company. Subject to Section 12, the number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of shares of the common stock being purchased by such Underwriter bears to 3,500,000 shares, adjusted by you in such manner as to avoid fractional shares. The Option may be exercised only to cover over-allotments in the sale of the Underwritten Shares by the Underwriters. Stephens, on behalf of the Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice (or oral notice, subsequently confirmed in writing) of such cancellation to the Company and Advanced Energy Industries. To the extent, if any, that the Option is exercised, payment for the Option Shares shall be made by wire transfer of immediately available U.S. Funds to designated accounts of the Company and Advanced Energy Industries, to the order of the Company and Advanced Energy Industries. Certificates for the Option Shares shall be delivered in the same manner and upon the same terms as the Underwritten Shares.

         3.       [Intentionally Omitted].

         4. OFFERING BY THE UNDERWRITERS. It is understood that the Public Offering of the Underwritten Shares is to be made as soon as the Representatives deem it advisable to do so after the Registration Statement has become effective. The Underwritten Shares are to be initially offered to the public at the public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

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         It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares, in accordance with an Agreement Among Underwriters which has been entered into by you and the several other Underwriters.

         5. COVENANTS.

         (a) The Company covenants and agrees with each of the several Underwriters that:

                  (i) The Company will use its best efforts to cause the Registration Statement to become effective and will not, either before or after effectiveness, file any amendment thereto or supplement to the Prospectus (including a prospectus filed pursuant to Rule 424(b) which differs from the Prospectus on file at the time the Registration Statement becomes effective) or file any documents under the Exchange Act before the earlier to occur of (A) the 35th day following the Effective Date or (B) the closing date of the Underwriters' purchase of the Option Shares if such document would be deemed to be incorporated by reference into the Registration Statement, the Preliminary Prospectus or the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Act or Rules.

                  (ii) The Company will advise the Representatives promptly of any request of the Commission or other securities regulatory agency ("Other Securities Regulator") for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose, or comparable action taken or initiated by any Other Securities Regulator, and the Company will use its reasonable efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                  (iii) The Company will use its reasonable efforts with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions (including foreign jurisdictions) as the Representatives may reasonably designate, and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; PROVIDED, HOWEVER, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

                  (iv) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus or the Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives, on the Trade Date and thereafter from time to time during the period necessary to effect the distribution of the Shares as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to each of the Representatives at or before the Closing Date, one (1) manually signed copy of the Registration Statement and all amendments thereto including all exhibits filed therewith (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement, the Preliminary Prospectus or the Prospectus) and will deliver to the Representatives such number of copies of the Registration Statement, but without exhibits, and of all amendments thereto, as the Representatives may reasonably request.

                  (v) During the time necessary to effect the distribution of the Shares, the Company shall comply with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and the Prospectus. If, during the period necessary to effect the distribution of the Shares, any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, the Company promptly will notify the Representatives and, subject to the Representatives' prior review, prepare and file with the Commission and any appropriate Other Securities Regulator an appropriate amendment or supplement to the Prospectus (at the expense of the Company) so that the Prospectus as so amended or supplemented will not, in light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

                  (vi) The Company will make generally available to its security holders in the manner contemplated by Rule 158(b) under the Act, as soon as it is practicable to do so, but in any event not later than the 90th day after the end of the fiscal quarter first occurring one year after the Effective Date, an earnings statement in reasonable detail, covering a period of at least twelve consecutive months beginning after the Effective Date, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and will advise you in writing when such statement has been so made available.

                  (vii) For a period of three years from the date of this Agreement, the Company will furnish to the Representatives (a) concurrently with furnishing of such reports to its stockholders, statements of income of the Company for each quarter in the form furnished to the Company's stockholders and certified by the Company's principal financial or accounting officer; (b) concurrently with furnishing to its stockholders, a balance sheet of the Company as at the end of such fiscal year, together with statements of earnings, stockholders' equity and cash flow of the Company for such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent public accountants; (c) as soon as they are available, copies of all reports (financial or other) mailed to stockholders; (d) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission; (e) every press release which was released or prepared by the Company; and (f) any additional information of a public nature concerning the Company or its business which you may reasonably request. During such period, if the Company shall have active subsidiaries the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and shall be accompanied by similar financial statements for any significant subsidiary (as defined by the Act) which is not so consolidated.

                  (viii) Promptly after the Company is advised thereof, it will advise the Representatives, and confirm in writing, that the Registration Statement and any amendments shall have become effective.

                  (ix) The Company will use the net proceeds from the sale of the Shares substantially in the manner set forth in the Prospectus under the caption "Use of Proceeds."

                  (x) Other than as permitted by the Act and the Rules, the Company will not distribute any prospectus or offering materials in connection with the offering and sale of the Shares and prior to the Closing Date or the Option Closing Date will not issue any press releases or other communications directly or indirectly and will hold no press conferences with respect to the Company, the financial condition, results of operations, business, properties, assets or liabilities of the Company, or the offering of the Shares, without the prior written consent of Stephens.

                  (xi) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for its common stock and will use its best efforts to maintain the listing of the Shares on The Nasdaq National Market.

                  (xii) Except as contemplated hereby or by the Prospectus, the Company will not, directly or indirectly, for a period of one hundred eighty (180) days after the Effective Date of the Registration Statement, offer to sell, contract to sell, sell or otherwise dispose of any shares of the Company's common stock or securities convertible into or exercisable or exchangeable for shares of the Company's common stock without the prior written consent of Stephens.

         The foregoing covenants and agreements shall apply to any successor of the Company, including without limitation, any entity into which the Company might consolidate or merge.

         (b) Each of the Selling Stockholders, severally and not jointly, covenants and agrees with each of the several Underwriters that:

                  (i) The Selling Stockholder will not, directly or indirectly, for a period of one hundred eighty (180) days from the Effective Date of the Registration Statement, offer to sell, contract to sell, sell or otherwise dispose of any shares of the Company's common stock or securities convertible into or exercisable or exchangeable for shares of the Company's common stock without the prior written consent of Stephens.

                  (ii) The Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Shares by an Underwriter or dealer may be required under the Act, of any change in information in the Registration Statement or the Prospectus relating to the Selling Stockholder.

         (c) Tremoliere, L.L.C. agrees that it will use a portion of its net proceeds from the Offering to repay in full the $3.3 million note payable plus accrued interest thereon by Tremoliere, L.L.C. to Hamilton Sundstrand and the $3.1 million notes payable plus accrued interest thereon by Tremoliere, L.L.C. to the Company.

         6. COSTS AND EXPENSES. Whether or not the Registration Statement becomes effective, the Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to Underwriters copies of the Registration Statement, any Preliminary Prospectus, the Prospectus, this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, Underwriters' Questionnaire and Power of Attorney, and the Blue Sky Survey and any supplements thereto; the filing fees of the Commission; the filing fees incident to securing any required review by the NASD of the terms of the sale of the Shares on behalf of the Representatives and the fees and disbursements of counsel to the Underwriters in connection therewith; the cost of printing certificates representing the Shares; and the cost and charges of any transfer agent or registrar. Any transfer taxes imposed on the sale of the Shares to the Underwriters will be paid by the Company. The Company shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification under State securities or Blue Sky laws) except that, if the Public Offering shall not be consummated because the conditions in Section 8 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 7 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy said condition or to comply with said terms is due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for all costs and expenses, including attorney fees and out-of-pocket expenses, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder.

         7. CONDITIONS TO OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Shares as provided herein, are subject to the accuracy, as of the Closing Date and as of the Option Closing Date, of the representations and warranties and agreements of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

                  (a) The Registration Statement shall have become effective not later than 2:00 p.m., central time, on the date of this Agreement, unless a later time and date is agreed to by the Representatives, and no stop order or other order suspending the effectiveness thereof or the qualification of the Shares under the State securities or Blue Sky laws of any jurisdiction shall have been issued and no proceeding for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission or any Other Securities Regulator. If the Company has elected to rely upon Rule 430A of the Rules, the price of the Shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Act within the prescribed time period, and prior to the Closing Date the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A under the Act. All requests for additional information on the part of the Commission or any other government or regulatory authority with jurisdiction (to be included in the Registration Statement or Prospectus or otherwise) shall be complied with to the satisfaction of the Commission or such authorities.

                  (b) The Representatives shall have received on the Closing Date and on the Option Closing Date the opinion of Davis Wright Tremaine LLP, counsel for the Company, with respect to matters set forth below dated the Closing Date and the Option Closing Date, addressed to the Underwriters in form and substance satisfactory to O'Melveny & Myers LLP, counsel to the Underwriters, to the effect that:

                           (i) The Company and the Subsidiaries have been duly organized and are validly existing in good standing under the laws of the state(s) or similar foreign jurisdictions (with respect to the Subsidiaries) of their organization with corporate power to own their properties and conduct their business as described in the Registration Statement and Prospectus; the Company and the Subsidiaries are duly qualified to transact business in each state in which the Company or the Subsidiaries own or lease properties as shown in the Prospectus; all of the outstanding shares of capital stock of each Subsidiary has been duly authorized and are duly issued, fully paid and non-assessable; and except as set forth in the Prospectus and the Registration Statement, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock of the Company or any Subsidiary are outstanding.

                           (ii) The Company has authorized and outstanding the capital stock set forth under the caption "Description of Capital Stock" in the Registration Statement and Prospectus; all of the outstanding shares of the capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable; all of the Shares conform to the description thereof contained in the Prospectus; the Shares to be sold pursuant to this Agreement have been duly authorized and, upon payment for and delivery of the Shares and the countersigning of the certificates representing the Shares by a duly authorized signatory, the Shares will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; there are no preemptive or other restrictive rights to subscribe for or to purchase or any restriction upon the voting or transfer of the Shares pursuant to the Company's Certificate of Incorporation, bylaws, other governing documents or, to such counsel's knowledge, any material agreement or other instrument to which the Company is a party or by which it is bound; and neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any class of the Company's capital stock.

                           (iii) The Registration Statement has been declared effective under the Act and to the knowledge of such counsel no stop order proceedings with respect thereto have been instituted by the Commission or threatened and all filings required by Rule 424 and Rule 430A of the Rules have been made.

                           (iv) The Registration Statement, all Preliminary Prospectuses, the Prospectus and each amendment or supplement thereto, as of their respective dates they were filed, appeared on their face to comply as to form in all material respects with the requirements of the Act and the Rules, except that such counsel need express no opinion as to the information supplied by the Underwriters or the financial statements, schedules and other financial or statistical information included therein.

                           (v) Except as set forth in the Registration Statement and the Prospectus, to the knowledge of such counsel, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities being registered pursuant to a registration statement filed by the Company under the Act.

                           (vi) The Company's execution and delivery of, and
                  performance of its obligations under, this Agreement do not
                  (A) violate the Company's and its Subsidiaries' respective charter or bylaws, (B) breach or otherwise violate any existing obligation of or restriction on the Company or its Subsidiaries under any order, judgment or decree of any federal or Delaware or Oregon court or government authority binding on the Company or its Subsidiaries or (C) result in a breach or constitute a default under any indenture, mortgage, deed of trust, lease, contract, note or other agreement or instrument to which the Company or any Subsidiary is a party or to which any of their assets is bound. The execution and delivery by the Company of, and performance of its obligations under, the Agreement, do not violate any Delaware, Oregon or federal statute or regulation that such counsel has, in the exercise of customary professional diligence, recognized as applicable to the Company or its Subsidiaries or to transactions of the type contemplated by the Agreement, except that such counsel need express no opinion regarding any federal securities laws or Blue Sky or state securities laws.

                           (vii) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company.

                           (viii) No approval, consent, order or permit of any Delaware, Oregon or any Federal governmental authority is required on the part of the Company for the execution and delivery of this Agreement or for the issuance and sale of the Shares by the Company herein contemplated (other than required by NASD regulation or state securities and Blue Sky laws, as to which such counsel need express no opinion), except such as have been obtained or made, specifying the same.

                           (ix) The Company is not and, after giving effect to the sale of the Shares and the application of the net proceeds thereof as described in the Prospectus, will not be an "investment company" required to register under the Investment Company Act of 1940, as amended.

                           (x) There are no actions or proceedings pending, or to the knowledge of such counsel, threatened against the Company, any of its Subsidiaries or any of their respective officers or any of their properties, assets or rights before any court or administrative or governmental agency or other body which are not disclosed in the Prospectus and which reasonably would be expected to have a Material Adverse Effect or adversely affect the performance of this Agreement or the consummation of the transactions herein contemplated.

                           (xi) Such counsel does not know of any contract or other document of a character required to be filed as an exhibit to or described in the Registration Statement which is not filed as required or disclosed.

         In addition to the matters set forth above, such counsel shall also include a statement to the effect that such counsel has participated in the preparation of the Registration Statement and the Prospectus and, based on such participation, no facts have come to the attention of such counsel which caused such counsel to believe that any part of the Registration Statement or any amendment thereto (other than the financial statements and other financial data contained therein, as to which such counsel may express no belief), as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (other than the financial statements and other financial data contained therein, as to which such counsel may express no belief), as of their respective dates and as of the date of the opinion contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  Such counsel may state that its opinion is limited to the applicable law of the United States of America, the Delaware General Corporation Law, the laws of Oregon and the general corporate law of jurisdictions under which the Subsidiaries are organized, and that such counsel renders no opinion with respect to the law of any other jurisdiction. Such opinion shall contain only those qualifications as O'Melveny & Myers LLP, counsel to the Underwriters, may reasonably request or allow.

                  (c) The Representatives shall have received on the Closing Date and on the Option Closing Date the opinion of Karnopp, Petersen, Noteboom, Hansen, Arnett & Sayeg LLP as to Tremoliere, L.L.C., and Thelen, Reid & Priest, as to Advanced Energy Industries, with respect to the matters set forth below dated the Closing Date and the Option Closing Date, as the case may be, addressed to the Underwriters in form and substance satisfactory to O'Melveny & Myers LLP, counsel to the Underwriters, to the effect that:

                  (i) The Selling Stockholder has been duly organized and is validly existing in good standing under the laws of the state of its organization with corporate power to own the Shares owned by it and enter into this Agreement, the Custody Agreement and the Power of Attorney.

                  (ii) Each of this Agreement, the Custody Agreement and the Power of Attorney has been duly authorized by all necessary corporate action on the part of the Selling Stockholder and has been duly executed and delivered by the Selling Stockholder.

                  (iii) The Custody Agreement constitutes the legally valid and binding obligation of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                  (iv) Upon payment for and delivery to the Underwriters of the Shares sold by the Selling Stockholder in accordance with this Agreement, assuming each of the Underwriters is acquiring the Shares sold by the Selling Stockholder without notice of any adverse claim, the Underwriters will acquire the Shares free and clear of any adverse claim as defined in Article 8 of the UCC.

                  (v) No order, consent, permit or approval of any Delaware, Oregon or federal governmental authority is required on the part of the Selling Stockholder for the execution and delivery of this Agreement, the Custody Agreement or the Power of Attorney or the sale of the Shares sold by the Selling Stockholder, except such as have been obtained under the Act and such as may be required under the securities or blue sky laws of any other jurisdiction.

                  (vi) The Selling Stockholder's execution and delivery of, and performance of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney do not (A) violate the Selling Stockholder's charter or bylaws, (B) breach or otherwise violate any existing obligation of or restriction on the Selling Stockholder under any order, judgment or decree of any federal or Delaware or Oregon court or government authority binding on the Selling Stockholder or (C) result in a breach or constitute a default under any indenture, mortgage, deed of trust, lease, contract, note or other agreement or instrument to which the Selling Stockholder is a party or to which any of its assets is bound. The execution and delivery by the Selling Stockholder of, and performance of its obligations under, the Agreement, the Custody Agreement and the Power of Attorney do not violate any Delaware, Oregon or federal statute or regulation that such counsel has, in the exercise of customary professional diligence, recognized as applicable to the Selling Stockholder or to transactions of the type contemplated by the Agreement, the Custody Agreement or the Power of Attorney, except that such counsel need express no opinion regarding any federal securities laws or blue sky or state securities laws.

                  (d) The Representatives shall have received on the Closing Date and on the Option Closing Date from O'Melveny & Myers LLP, counsel to the Underwriters, an opinion dated the Closing Date and the Option Closing Date, substantially to the effects specified in subparagraph (iii) and (iv) of paragraph (b) of this Section 7, and that the Company is a validly organized and existing corporation under the laws of the State of Delaware. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement or any amendment thereto at the time the Registration Statement or amendment became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus or any amendment or supplement thereto as of their respective dates or as of the date of the opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements and other financial information included therein).

                  (e) The Representatives shall have received at or prior to the Closing Date from O'Melveny & Myers LLP a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification or exemption therefrom for offering and sale by the Underwriters of the Shares under the State securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated.

                  (f) The Representatives shall have received on the Closing Date and on the Option Closing Date, as the case may be, signed letters from KPMG LLP, addressed to the Underwriters dated as of the Effective Date and again dated as of the Closing Date and as of the Option Closing Date, as the case may be, with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus. All such letters shall be in form and substance satisfactory to the Representatives and O'Melveny & Myers LLP, counsel to the Underwriters.

                  (g) The Representatives shall have received on the Closing Date and on the Option Closing Date, as the case may be, a certificate or certificates of the President & Chief Executive Officer and Vice President and Chief Financial Officer of the Company to the effect that, on and as of the Closing Date and on and as of the Option Closing Date, as the case may be, each of them severally represents as follows:

                           (i) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission.

                           (ii) He has examined the Registration Statement and the Prospectus and, in his opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement and the Prospectus were true and correct in all material respects, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading and, in his opinion, since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment.

                  (h) The Company and each Selling Stockholder shall have furnished to the Representatives such additional information and further certificates and documents confirming the representations and warranties contained herein and related matters as the Representatives may reasonably have requested.

                  (i) Since the respective dates as of which information is given in the Prospectus, there shall not have been any Material Adverse Change.

                  (j) The Shares shall have been approved for listing on The Nasdaq National Market, subject to official notice of issuance.

         The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and O'Melveny & Myers LLP, counsel for the Underwriters.

         If any of the conditions hereinabove provided for in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Stockholders of such termination in writing or by confirmed telefax at or prior to the Closing Date. In such event, neither the Company, the Selling Stockholders or any of the Underwriters shall be under any obligation to the other (except to the extent provided in Sections 6, 9 and 10 hereof).

         8. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE SELLING STOCKHOLDERS. The obligations of the Company and the Selling Stockholders to sell and deliver the Shares are subject to the conditions that (a) at or before 2:00 p.m., central time, on the date of this Agreement, or such later time and date as the Company and the Representatives may from time to time consent to in writing or by confirmed telefax, the Registration Statement shall have become effective, and

(b) at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued or proceedings therefor initiated or threatened. If either of the conditions hereinabove provided for in this
Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by the Company and the Selling Stockholders jointly by notifying the Representatives of such termination in writing or by confirmed telefax at or prior to the Closing Date.

         9.       INDEMNIFICATION.

         (a) The Company and Tremoliere, L.L.C., jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, the Rules and the Exchange Act from and against any and all losses, claims, damages, liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any breach of any representation or warranty of the Company or Tremoliere, L.L.C. contained in Section 1(a) or any agreement or covenant of the Company contained herein, or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company and Tremoliere, L.L.C., jointly and severally, will reimburse each Underwriter and each such controlling person for legal and other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; PROVIDED, HOWEVER, that neither the Company nor Tremoliere, L.L.C. will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement made in, or omission or alleged omission from, the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 15 below; and PROVIDED FURTHER, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any Preliminary Prospectus, the indemnity agreement contained in this
Section 9(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Shares concerned, to the extent that a prospectus relating to such Shares was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter, results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Shares to such person, a copy of the Prospectus as then amended or supplemented (excluding any documents incorporated by reference therein) if the Company had previously furnished copies thereof to such Underwriter. This indemnity agreement will be in addition to any liability which the Company or Tremoliere, L.L.C. may otherwise have.

         (b) Each Selling Stockholder, severally, but not jointly, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, the Rules and the Exchange Act from and against any and all losses, claims, damages, liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any breach of any representation or warranty of such Selling Stockholder contained in Section 1(b) or any agreement or covenant of such Selling Stockholder contained herein and each Selling Stockholder will reimburse each Underwriter and each such controlling person for legal and other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding. This indemnity agreement will be in addition to any liability which each Selling Stockholder may otherwise have.

         (c) Each Underwriter severally, but not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company, within the meaning of the Act, the Rules and the Exchange Act and each of the Selling Stockholders from and against any losses, claims, damages or liabilities to which the Company, or any such director, officer, or controlling person or Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer, controlling person or Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; PROVIDED, HOWEVER, that each Underwriter will be liable in such case only to the extent that such untrue statement, or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished to the Company by or through the Representatives expressly for use in the preparation thereof, which information is described in Section 15. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

         (d)      Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action or proceeding, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9, except to the extent that the indemnifying party is substantially prejudiced by the omission of such notification. In case any such action or proceeding is brought against any party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to assume the defense and employ counsel, or (iii) the named parties to any such action (including any impleaded parties) include such indemnified party and the indemnifying party, as the case may be, and such indemnified party shall have been advised in writing by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that (A) the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such indemnified parties, which firm shall be designated in writing by the indemnified parties, and that (B) all such fees and expenses shall be reimbursed as they are incurred. Subject to the foregoing provisions of this Section 9(c), the indemnifying party shall not be liable for the costs and expenses of any settlement of any action without the consent of the indemnifying party.

         (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 9 is for any reason held to be unavailable to an indemnified party under subsection (a) or (b) above in respect to any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the parties in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders bears to the underwriting discounts and commissions received by the Underwriters. The relative fault of a party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any such action or claim.

         The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(d) to contribute shall be several in proportion to their respective underwriting obligations and not joint.

         (f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 9 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

         (g) The liability of Advanced Energy Industries under Section 9(b) shall be limited to an amount equal to the net proceeds to Advanced Energy Industries from the sale of the Shares sold by Advanced Energy Industries to the Underwriters.

         10. Upon the liquidation and winding up of Tremoliere, L.L.C., the members of Tremoliere, L.L.C. executing this Agreement, jointly and severally, will assume the obligations of Tremoliere, L.L.C. under this agreement; PROVIDED, HOWEVER, that the liability of each member of Tremoliere, L.L.C. shall be limited to an amount equal to the greater of (i) such member's proportionate share of the net proceeds from the sale of the Shares sold by Tremoliere, L.L.C. or (ii) the fair market value of the assets distributed to such member upon the liquidation and winding up of Tremoliere, L.L.C.

         11. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements of the Company or its officers and of the Selling Stockholders herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in
Section 9 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriters or any controlling person, or by or on behalf of any Selling Stockholder or the Company or any of its officers, directors or controlling persons, and shall survive delivery of the Underwritten Shares and, if appropriate, the Option Shares to the Representatives or termination of this Agreement.

         12. DEFAULT BY UNDERWRITERS. If any Underwriter shall fail to purchase and pay for the Shares which such Underwriter has agreed to purchase and pay for hereunder (otherwise than by reason of any default on the part of the Company), you, as the Representatives of the Underwriters, shall use your best efforts to procure within twenty-four hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Stockholders such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such twenty-four hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Shares with respect to which such default shall occur does not exceed 10% of the Shares which the Underwriters are obligated to purchase hereby, the other Underwriters shall be obligated, severally, in proportion to the respective number of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Shares with respect to which such default shall occur exceeds 10% of the Company's common stock covered hereby, the Company or you, as the Representatives of the Underwriters will have the right, by written notice given within the next twenty-four hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters, the Company or the Selling Stockholders, except to the extent provided in Section 9 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 12, the time of closing may be postponed for such period, not to exceed seven days, as you, as the Representatives, may determine in order that the required changes in the Registration Statement, the Prospectus or in any other documents or arrangements may be effected. The term "Underwriters" includes any person substituted for a defaulting Underwriter. Any action taken under Section 12 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         13. NOTICES. All communications hereunder shall be in writing and, except as otherwise provided in, will be mailed, delivered or telefaxed and confirmed as follows: if to the Underwriters, c/o the Representatives as follows: to Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201,
Attention: Sandra Farmer, with a copy to O'Melveny & Myers LLP, 400 South Hope Street, 15th Floor, Los Angeles, California 90071, Attention: Richard Boehmer; if to the Company, to Advanced Power Technology, Inc., 405 SW Columbia Street, Bend, Oregon 97702, Attention: Patrick Sireta, with a copy to Karnopp, Petersen, Noteboom, Hansen, Arnett & Sayeg LLP, 1201 NW Wall Street, Suite 300, Bend, Oregon 97701-1936, Attention: James E. Petersen, and with a copy to Davis Wright Tremaine LLP, 1300 S.W. Fifth Avenue, Suite 2300, Portland, Oregon 97201,
Attention: Dave Baca; if to Advanced Energy Industries, to Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado 80525,
Attention: Douglas Schatz.

         14. TERMINATION. This Agreement may be terminated by notice to the Company and the Selling Stockholders as follows:

                  (a) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Change which would, in your reasonable judgment, materially make it impracticable to market the Shares in the manner contemplated by the Prospectus, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make the offering or delivery of the Shares impracticable, (iii) suspension of trading or general trading halts in securities on the New York Stock Exchange, the American Stock Exchange, The Nasdaq National Market or the over-the-counter market or limitation on prices (other than limitations on hours or numbers of days or trading) for securities on either such Exchange, The Nasdaq National Market or the over-the-counter market,
         (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or state authorities, or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

                  (b)      as provided in Sections 7 and 12 of this Agreement.

         15. INFORMATION FURNISHED BY UNDERWRITERS. The information set forth in the Prospectus: (a) in the last paragraph on the cover page, (b) (i) in the table under the caption "Underwriting" on page 52, listing the Underwriters and the number of shares each has agreed to purchase, (ii) in the first paragraph below said table on page 52, relating to the concession to dealers and the reallowance to certain other dealers under the caption "Underwriting" in the Prospectus and (c) in the four paragraphs on page 53 of the Prospectus under the caption "Stabilization," constitute the written information furnished by or on behalf of any Underwriters referred to in paragraph (a) (v) of Section 1 hereof and in paragraphs (a) and (b) of Section 9 hereof.

         16. SUCCESSORS. This Agreement has been and is made solely for the benefit of the Underwriters, the Company and their respective successors, executors, administrators, heirs, and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares merely because of such purchase.

         17. MISCELLANEOUS. The Representatives will act for the several Underwriters in connection with this offering, and any action under this Agreement taken by the Representatives jointly or by Stephens Inc. will be binding upon all of the Underwriters.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arkansas, without giving effect to the choice of law or conflict of law principles thereof.

                            [Signature Page Follows]

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                    Very truly yours,

                                    Advanced Power Technology, Inc.

                                    By:
                                       ------------------------------------
                                         Patrick P.H. Sireta
                                         President and Chief Executive Officer

                                    Tremoliere, L.L.C.

                                    By:
                                       ------------------------------------
                                         Name:
                                         Title:

                                    Advanced Energy Industries, Inc.

                                    By:
                                       ------------------------------------
                                         Name:
                                         Title:

                                   MEMBERS (as to Section 10 only):

                                   ----------------------------------------
                                               Patrick P.H. Sireta

                                   ----------------------------------------
                                                  Dah Wen Tsang

                                   ----------------------------------------
                                                  John I. Hess

                                    MEMBERS (as to Section 10 only):



                                   ----------------------------------------
                                                Thomas A. Loder

                                   ----------------------------------------
                                              Russell J. Crecraft

                                   ----------------------------------------
                                                  Greg M. Haugen

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Stephens Inc.
Needham & Company, Inc.
First Security Van Kasper

By:  Stephens Inc.

By:
   -------------------------------------------
     Name:
     Title:

As Representatives of the several Underwriters named in Schedule I hereto

                                   SCHEDULE I


Name                                                               No. of Underwritten Shares
----                                                               --------------------------

Stephens Inc..............................................
Needham & Company, Inc....................................
First Security Van Kasper.................................               -------------


Total                                                                        3,500,000
                                                                             =========

                                  Schedule I-1

                                   SCHEDULE II

Selling Stockholder:                                                                  No. of Underwritten Shares:
--------------------                                                                  ---------------------------

Tremoliere, L.L.C...............................................................                     930,000
Advanced Energy Industries, Inc.................................................                     170,000

      Total.....................................................................                   1,100,000
                                                                                                   =========



                                 Schedule II-1

                                    EXHIBIT A

                              _______________, 2000

Stephens Inc.
Needham & Company, Inc.
First Security Van Kasper
c/o Stephens Inc.
111 Center Street
Little Rock, Arkansas  72201

Re:      AGREEMENT NOT TO SELL ADVANCED POWER TECHNOLOGY, INC. STOCK

Ladies and Gentlemen:

         This letter is provided, at the request of Advanced Power Technology, Inc. (the "Company"), for the benefit of the Company and the Underwriters in connection with the proposed public offering of shares of the Company's Common Stock. As an inducement to the Underwriters to (a) enter into an Underwriting Agreement with the Company and the Selling Stockholders and (b) consummate the transactions contemplated in such Underwriting Agreement, the undersigned hereby represents and agrees as follows:

         1. Upon the closing of the Company's initial public offering, the undersigned will beneficially own the number of shares of the Company's Common Stock set forth below opposite the signature of the undersigned (the "Shares"), and no others.

         2. The undersigned agrees that, for a period of [180 days*] from the effective date of the Registration Statement, the undersigned will not directly or indirectly, offer to sell, contract to sell, sell or otherwise dispose of any of the Shares or securities convertible into or exercisable or exchangeable for the Company's Common Stock, without the prior written consent of Stephens Inc., on behalf of the Representatives of the Underwriters.

Shares of Common Stock:                   Very truly yours,

--------------------                      ----------------------------------

[* 90 days with respect to Finova Technology Finance, Inc.]

                                  Exhibit A-1